For Immediate Release	Media Contact:	Hannah Burns 212-526-4064

	Investor Contact:	Shaun Butler 212-526-8381

LEHMAN BROTHERS REPORTS RECORD QUARTERLY RESULTS

-     Reports 25% Increase in Net Revenues, 27% Increase in Net Income
and 31% Increase in Earnings Per Share from the Second Quarter of 2006 -

NEW YORK— June 12, 2007 — Lehman Brothers Holdings Inc. (ticker symbol: LEH) today reported record net income of $1.3 billion, or $2.21 per common share (diluted), for the second quarter ended May 31, 2007, representing increases of 27% and 31%, respectively, from net income of $1.0 billion, or $1.69 per common share (diluted), reported for the second quarter of fiscal 2006.  Net income and earnings per common share (diluted) for the second quarter of fiscal 2007 increased 11% and 13%, respectively, from net income of $1.1 billion, or $1.96 per common share (diluted), reported for the first quarter of fiscal 2007.

For the first half of fiscal 2007, the Firm reported record net income of $2.4 billion, or $4.17 per common share (diluted), up 16% and 18%, respectively, from net income of $2.1 billion, or $3.52 per common share (diluted) for the first half of fiscal 2006.  The 2006 first half results include an after tax gain of $47 million, or $0.08 per common share (diluted), from the cumulative effect of a change in accounting principle associated with the Firm’s adoption of SFAS 123R on December 1, 2005.

-more-

Second Quarter Business Highlights

•                  Reported record net revenues in all business segments and in the Firm’s European and Asian regions, including a 55% increase in Investment Banking revenues from the second quarter of fiscal 2006

•                  Non-U.S. net revenues represented 48% of the Firm’s quarterly net revenues for the second quarter of fiscal 2007

•                  Named London-based Roger B. Nagioff global head of Fixed Income, marking the first time in the Firm’s history that a sole global head of a division has been located outside of the U.S.

•                  Purchased a 20% interest in the top-level investment management entities of the D.E. Shaw Group

•                  Agreed to acquire Eagle Energy Partners, significantly expanding the Firm’s global energy and commodities platform

Chairman and Chief Executive Officer Richard S. Fuld, Jr. said, “Our record results for the second quarter and the first half reflect our ongoing commitment to achieving diversified growth.  With non-U.S. net revenues representing nearly half of our total net revenues for the quarter, our global platform is stronger and more balanced than ever.  To build on this momentum, we remain focused on leveraging our resources and capabilities to maximize value for our clients and shareholders.”

Net revenues (total revenues less interest expense) for the second quarter of fiscal 2007 were a record $5.5 billion, an increase of 25% from $4.4 billion reported in the second quarter of fiscal 2006 and an increase of 9% from the $5.0 billion reported in the first quarter of fiscal 2007.  For the first six months of fiscal 2007, the Firm reported record net revenues of $10.6 billion, an increase of 19% from $8.9 billion for the first half of fiscal 2006.

Capital Markets reported record net revenues of $3.6 billion in the second quarter of fiscal 2007, an increase of 17% from $3.1 billion in the second quarter of fiscal 2006, driven by a record performance in Equities Capital Markets.  Fixed Income Capital Markets reported net revenues of $1.9 billion, a decrease of 14% from $2.2 billion in the second quarter of fiscal 2006, as strong client demand across most products and increased real estate and credit product revenues were more than offset by continued weakness in the U.S. residential mortgage business and decreased revenues in the Firm’s municipal and interest rate products businesses.  Equities Capital Markets reported record net revenues of $1.7 billion, nearly double the $878 million reported in the second quarter of fiscal 2006.  This performance was driven by record overall customer activity and strength in execution services, prime services and equity derivatives businesses, as well as profitable trading strategies.  Investment Banking reported record revenues of $1.2 billion, an increase of 55% from $741 million in the second quarter of fiscal 2006.  This increase was driven by record debt origination revenues, which rose 87% to $540 million from $289 million in the second quarter of fiscal 2006, record equity origination revenues, which rose 60% to $333 million from $208 million in the second quarter of fiscal 2006, and record advisory revenues, which rose 14% to $277 million from $244 million in the second quarter of fiscal 2006.  Investment Management reported record net revenues of $768 million, an increase of 30% from $592 million in the second quarter of fiscal 2006.  This performance was driven by record net revenues in both Asset Management, which increased 33% to $460 million from $347 million in the second quarter of fiscal 2006, and Private Investment Management, which increased 26% to $308 million from $245 million in the second quarter of fiscal 2006.  Assets under management grew to a record $263 billion.

Non-interest expenses for the second quarter of fiscal 2007 were $3.6 billion, compared with $3.3 billion in the first quarter of fiscal 2007 and $2.9 billion in the second quarter of fiscal 2006.  Compensation and benefits as a percentage of net revenues was 49.3% during the second quarter of fiscal 2007, consistent with both the second quarter of fiscal 2006 and the first quarter of fiscal 2007.  Non-personnel expenses in the second quarter of fiscal 2007 were $915 million, compared with $860 million in the first quarter of fiscal 2007 and $738 million in the second quarter of fiscal 2006, reflecting increased business activity and the continued growth of the franchise.

The Firm’s pre-tax margin was 34.1% for the second quarter of fiscal 2007, compared with 34.0% for the second quarter of fiscal 2006.  Return on average common equity was 25.8% for the second quarter of fiscal 2007, compared with 23.7% for the second quarter of fiscal 2006.  Return on average tangible common equity was 31.6% for the second quarter of fiscal 2007, compared with 29.5% for the second quarter of fiscal 2006.

As of May 31, 2007, Lehman Brothers’ total stockholders’ equity was $21.1 billion, and total long-term capital (stockholders’ equity and long-term borrowings, excluding any borrowings with remaining maturities of less than twelve months) was $122.0 billion.  Book value per common share was $37.15.

Lehman Brothers (ticker symbol: LEH), an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients, and high net worth individuals worldwide.  Founded in 1850, Lehman Brothers maintains leadership positions in equity and fixed income sales, trading and research, investment banking, private investment management, asset management and private equity.  The Firm is headquartered in New York, with regional headquarters in London and Tokyo, and operates in a network of offices around the world.  For further information about Lehman Brothers’ services, products and recruitment opportunities, visit the Firm’s Web site at www.lehman.com.

Conference Call

A conference call to discuss the Firm’s financial results and outlook will be held today at 10:00 a.m. ET.  The call will be open to the public.  Members of the public who would like to access the conference call should dial, from the U.S., 888-323-4182 or from outside the U.S., 517-623-4500.  The pass code for all callers is LEHMAN.  The conference call will also be accessible through the “Shareholders” section of the Firm’s Web site under the subcategory “Webcasts.”  For those unable to listen to the live broadcast, a replay will be available on the Firm’s Web site or by dialing 800-677-3096 (domestic) or 203-369-3099 (international).  The replay will be available approximately one hour after the event and will remain available on the Lehman Brothers Web site and by phone until 11:59 p.m. ET on July 13, 2007.

Please direct any questions regarding the conference call to Shaun Butler at 212-526-8381, sbutler@lehman.com or Elizabeth Besen at 212-526-2733, ebesen@lehman.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements. These statements are not historical facts, but instead represent only the Firm’s expectations, estimates and projections regarding future events. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include risks and uncertainties relating to market fluctuations and volatility, industry competition and changes in the competitive environment, investor sentiment, liquidity and credit ratings, credit exposures, operational risks and legal and regulatory matters. The Firm’s actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any such forward-looking statements and, accordingly, readers are cautioned not to place undue reliance on such statements.  The Firm undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. For more information concerning the risks and other factors that could affect the Firm’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Firm’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

# # #

LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Dollars in millions, except share data)
(Preliminary and Unaudited)

	At or For the Quarter Ended
	May 31, 2007	Feb 28, 2007	Nov 30, 2006	Aug 31, 2006	May 31, 2006
Income Statement
Net Revenues	$5,512	$5,047	$4,533	$4,178	$4,411
Non-Interest Expenses:
Compensation and Benefits	2,718	2,488	2,235	2,060	2,175
Non-personnel Expenses	915	860	809	751	738
Net Income	1,273	1,146	1,004	916	1,002
Net Income Applicable to Common Stock	1,256	1,129	987	899	986

Earnings per Common Share:
Basic	$2.33	$2.09	$1.83	$1.66	$1.81
Diluted	$2.21	$1.96	$1.72	$1.57	$1.69

Financial Ratios (%)
Return on Average Common Stockholders’ Equity (annualized) (a)	25.8%	24.4%	22.3%	21.0%	23.7%
Return on Average Tangible Common Stockholders’ Equity (annualized) (b)	31.6%	29.9%	27.6%	26.1%	29.5%
Pre-tax Margin	34.1%	33.7%	32.8%	32.7%	34.0%
Compensation and Benefits/Net Revenues	49.3%	49.3%	49.3%	49.3%	49.3%
Effective Tax Rate	32.3%	32.5%	32.5%	33.0%	33.1%

Financial Condition
Total Assets	$605,000	$562,283	$503,545	$473,737	$456,202
Net Assets (c)	339,848	300,797	268,936	239,424	240,719
Common Stockholders’ Equity (d)	20,034	18,910	18,096	17,301	16,887
Total Stockholders’ Equity	21,129	20,005	19,191	18,396	17,982
Total Stockholders’ Equity Plus Junior Subordinated Notes (c)	25,650	23,018	21,929	21,088	20,699
Tangible Equity Capital (c), (h)	21,881	19,487	18,567	17,724	17,402
Total Long-Term Capital (e)	122,037	110,780	100,369	92,430	90,502
Book Value per Common Share (f)	37.15	35.15	33.87	32.16	31.08
Leverage Ratio (g)	28.6x	28.1x	26.2x	25.8x	25.4x
Net Leverage Ratio (c)	15.5x	15.4x	14.5x	13.5x	13.8x

Other Data (#s)
Employees	28,323	27,090	25,936	24,775	23,387
Assets Under Management (in billions)	$263	$236	$225	$207	$198
Common Stock Outstanding (in millions)	530.2	534.9	533.4	530.3	540.3
Weighted Average Shares (in millions):
Basic	538.2	540.9	539.2	540.9	545.1
Diluted	568.1	575.4	573.1	573.3	582.8

See Footnotes to Selected Statistical Information on page 7.

LEHMAN BROTHERS HOLDINGS INC.
FOOTNOTES TO SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)

(a)          Return on average common stockholders’ equity is computed by dividing annualized net income applicable to common stock for the period by average common stockholders’ equity. See the reconciliation on page 11.

(b)         Return on average tangible common stockholders’ equity is computed by dividing annualized net income applicable to common stock for the period by average tangible common stockholders’ equity. Average tangible common stockholders’ equity equals average common stockholders’ equity less average identifiable intangible assets and goodwill. See the reconciliation on page 11. Management believes tangible common stockholders’ equity is a meaningful measure because it reflects the common stockholders’ equity deployed in our businesses.

(c)          Net leverage ratio is defined as net assets (total assets excluding: 1) cash and securities segregated and on deposit for regulatory and other purposes, 2) securities received as collateral, 3) securities purchased under agreements to resell, 4) securities borrowed and 5) identifiable intangible assets and goodwill divided by tangible equity capital). We believe net leverage based on net assets to be a more useful measure of leverage, because it excludes certain low-risk, non-inventory assets and utilizes tangible equity capital as a measure of our equity base. We believe tangible equity to be a more meaningful measure of our equity base as it includes stockholders’ equity and junior subordinated notes (which we consider to be equity-like instruments due to their subordinated and long-term nature) and excludes identifiable intangible assets and goodwill (which we do not consider available to support our remaining net assets). See the reconciliation on page 13. These measures are not necessarily comparable to similarly titled measures provided by other companies in the securities industry because of different methods of calculation.

(d)         Effective December 1, 2006, we adopted both Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements, and SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. The aggregate impact to opening retained earnings from the adoption of these standards was an after-tax increase of approximately $67 million (approximately $113 million pre-tax).

(e)          Total long-term capital includes long-term borrowings (excluding any borrowings with remaining maturities of less than twelve months) and total stockholders’ equity. We believe total long-term capital is useful to investors as a measure of our financial strength.

(f)            The book value per common share calculation includes amortized restricted stock units granted under stock award programs.

(g)         Leverage ratio is defined as total assets divided by total stockholders’ equity.

(h)         Our definition for tangible equity capital limits the amount of junior subordinated notes and preferred stock included in the calculation to 25% of aggregate tangible equity capital. The amount excluded this period is approximately $117 million.

LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)

	Quarter Ended			% Change from
	May 31, 2007	Feb 28, 2007	May 31, 2006 (a)	Feb 28, 2007	May 31, 2006
Revenues:
Principal transactions	$2,889	$2,921	$2,589
Investment banking	1,150	850	741
Commissions	568	540	512
Interest and dividends	10,558	9,089	7,327
Asset management and other	414	395	346
Total revenues	15,579	13,795	11,515
Interest expense	10,067	8,748	7,104
Net revenues	5,512	5,047	4,411	9%	25%

Non-interest expenses:
Compensation and benefits	2,718	2,488	2,175
Technology and communications	287	266	238
Brokerage, clearance and distribution fees	201	194	158
Occupancy	152	146	139
Professional fees	120	98	83
Business development	100	84	74
Other	55	72	46
Total non-interest expenses	3,633	3,348	2,913	9%	25%
Income before provision for income taxes	1,879	1,699	1,498
Provision for income taxes	606	553	496
Net income	$1,273	$1,146	$1,002	11%	27%
Net income applicable to common stock	$1,256	$1,129	$986	11%	27%

Earnings per common share:
Basic	$2.33	$2.09	$1.81	11%	29%
Diluted	$2.21	$1.96	$1.69	13%	31%

(a)             Certain revenues in the second quarter of 2006 have been reclassified to conform to the current year presentation.

LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)

	Six Months Ended		% Change from
	May 31,		May 31,
	2007	2006 (a)	2006
Revenues:
Principal transactions	$5,810	$5,051
Investment banking	2,000	1,576
Commissions	1,108	1,000
Interest and dividends	19,647	13,519
Asset management and other	809	676
Total revenues	29,374	21,822
Interest expense	18,815	12,950
Net revenues	10,559	8,872	19%

Non-interest expenses:
Compensation and benefits	5,206	4,374
Technology and communications	553	466
Brokerage, clearance and distribution fees	395	299
Occupancy	298	280
Professional fees	218	155
Business development	184	134
Other	127	115
Total non-interest expenses	6,981	5,823	20%
Income before taxes and cumulative effect of accounting change	3,578	3,049
Provision for income taxes	1,159	1,009
Income before cumulative effect of accounting change	2,419	2,040
Cumulative effect of accounting change	—	47
Net income	$2,419	$2,087	16%
Net income applicable to common stock	$2,385	$2,055	16%

Earnings per basic common share: (b)
Before cumulative effect of accounting change	$4.42	$3.67
Cumulative effect of accounting change	—	0.09
Earnings per basic common share	$4.42	$3.76	18%

Earnings per diluted common share: (b)
Before cumulative effect of accounting change	$4.17	$3.44
Cumulative effect of accounting change	—	0.08
Earnings per diluted common share	$4.17	$3.52	18%

(a)             Certain revenues in 2006 have been reclassified to conform to the current year presentation.

(b)            Earnings per share for the quarter ended February 28, 2006 have been restated to reflect the two-for-one stock split on April 28, 2006.

LEHMAN BROTHERS HOLDINGS INC.

SEGMENT NET REVENUE INFORMATION

(Preliminary and Unaudited)

(In millions)

	Quarter Ended			% Change from
	May 31, 2007	Feb 28, 2007	May 31, 2006	Feb 28, 2007	May 31, 2006

Capital Markets:
Fixed Income	$1,891	$2,164	$2,200
Equities	1,703	1,338	878
Total	3,594	3,502	3,078	3%	17%

Investment Banking:
Global Finance — Debt	540	428	289
Global Finance — Equity	333	175	208
Advisory Services	277	247	244
Total	1,150	850	741	35%	55%

Investment Management:
Asset Management	460	416	347
Private Investment Management	308	279	245
Total	768	695	592	11%	30%

Total Net Revenues	$5,512	$5,047	$4,411	9%	25%

	Six Months Ended		% Change
	May 31,		from May 31,
	2007	2006	2006

Capital Markets:
Fixed Income	$4,055	$4,302
Equities	3,041	1,822
Total	7,096	6,124	16%

Investment Banking:
Global Finance — Debt	968	699
Global Finance — Equity	508	407
Advisory Services	524	470
Total	2,000	1,576	27%

Investment Management:
Asset Management	876	715
Private Investment Management	587	457
Total	1,463	1,172	25%

Total Net Revenues	$10,559	$8,872	19%

LEHMAN BROTHERS HOLDINGS INC.

RECONCILIATION OF AVERAGE STOCKHOLDERS’ EQUITY TO

AVERAGE TANGIBLE COMMON STOCKHOLDERS’ EQUITY

(Preliminary and Unaudited)

(In millions)

	Quarter Ended
	May 31, 2007	Feb 28, 2007	Nov 30, 2006	Aug 31, 2006	May 31, 2006

Average stockholders’ equity	$20,567	$19,632	$18,794	$18,189	$17,738
Less: average preferred stock	(1,095)	(1,095)	(1,095)	(1,095)	(1,095)
Average common stockholders’ equity	$19,472	$18,537	$17,699	$17,094	$16,643
Less: average identifiable intangible assets and goodwill	(3,592)	(3,447)	(3,363)	(3,331)	(3,290)
Average tangible common stockholders’ equity	$15,880	$15,090	$14,336	$13,763	$13,353

LEHMAN BROTHERS HOLDINGS INC.
ASSETS UNDER MANAGEMENT
(Preliminary and Unaudited)
(In billions)

	At
	May 31, 2007	Feb 28, 2007	May 31, 2006
Composition of Assets Under Management

Equity	$108	$96	$86
Fixed Income	65	62	56
Money Markets	64	56	38
Alternative Investments	26	22	18
Assets Under Management	$263	$236	$198

	Quarter Ended
	May 31, 2007	Feb 28, 2007	May 31, 2006
Assets Under Management Rollforward

Opening balance	$236	$225	$188
Net additions	16	8	9
Net market appreciation	11	3	1
Total increase	27	11	10
Ending balance	$263	$236	$198

LEHMAN BROTHERS HOLDINGS INC.
LEVERAGE and NET LEVERAGE CALCULATIONS
(Preliminary and Unaudited)
(In millions)

	May 31, 2007	Feb 28, 2007	Nov 30, 2006	Aug 31, 2006	May 31, 2006
Net assets:
Total assets	$605,000	$562,283	$503,545	$473,737	$456,202
Less:
Cash and securities segregated and on deposit for regulatory and other purposes	(7,200)	(6,293)	(6,091)	(5,736)	(6,810)
Securities received as collateral	(8,300)	(6,847)	(6,099)	(5,046)	(5,382)
Collateralized agreements	(246,000)	(244,815)	(219,057)	(220,167)	(199,994)
Identifiable intangible assets and goodwill	(3,652)	(3,531)	(3,362)	(3,364)	(3,297)
Net assets	$339,848	$300,797	$268,936	$239,424	$240,719

Tangible equity capital:
Total stockholders’ equity	$21,129	$20,005	$19,191	$18,396	$17,982
Junior subordinated notes (a)	4,404	3,013	2,738	2,692	2,717
Less: Identifiable intangible assets and goodwill	(3,652)	(3,531)	(3,362)	(3,364)	(3,297)
Tangible equity capital (a)	$21,881	$19,487	$18,567	$17,724	$17,402

Leverage (total assets / total stockholders’ equity)	28.6x	28.1x	26.2x	25.8x	25.4x

Net leverage (net assets / tangible equity capital)	15.5x	15.4x	14.5x	13.5x	13.8x

(a)             Our definition for tangible equity capital limits the amount of junior subordinated notes and preferred stock included in the calculation to 25% of aggregate tangible equity capital. The amount excluded this period is approximately $117 million.